Exhibit 99.1

Teledrift, Inc.

Audited Financial Statements

As of and for the Nine Months Ended

September 30, 2007 and each of the

Years in the Two-Year Period Ended December 31, 2006

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

Teledrift, Inc.

We have audited the accompanying balance sheets of Teledrift, Inc. (the “Company”) as of September 30, 2007 and December 31, 2006, and the related statements of income, changes in stockholders’ equity, and cash flows for the nine months ended September 30, 2007 and each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007 and December 31, 2006, and the results of its operations and its cash flows for the nine months ended September 30, 2007 and each of the years in the two-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

UHY LLP

Houston, Texas

February 1, 2008

TELEDRIFT, INC.

BALANCE SHEETS

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,896,811	$1,753,417
Accounts receivable, net of allowance for doubtful accounts of $20,000 and $0 at September 30, 2007 and December 31, 2006, respectively	4,276,192	3,713,527
Inventories, net	2,055,158	1,707,722
Other current assets	33,242	189,392

Total current assets	8,261,403	7,364,058
Property, plant and equipment, net	9,055,352	7,063,828

Total Assets	$17,316,755	$14,427,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,048,249	$1,551,281
Accrued liabilities	200,829	79,237

Total current liabilities	1,249,078	1,630,518

Total liabilities	1,249,078	1,630,518

Stockholders’ equity:
Common Stock, $1 par value; 50,000 shares authorized, 520 shares issued and 495 shares outstanding	520	520
Additional paid-in capital	466,667	266,667
Treasury stock	(1,000,000)	(1,000,000)
Retained earnings	16,600,490	13,530,181

Total stockholders’ equity	16,067,677	12,797,368

Total Liabilities and Stockholders’ Equity	$17,316,755	$14,427,886

See notes to the financial statements.

TELEDRIFT, INC.

STATEMENTS OF INCOME

	For the Nine Months Ended September 30, 2007	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
Revenues	$12,815,519	$13,996,456	$7,799,665

Expenses:
Selling, general and administrative	4,565,657	4,772,909	3,232,623
Depreciation and amortization	1,241,630	1,236,748	740,683
Research and development	339,339	108,000	110,151
Stock compensation expense	200,000	266,667	—
Freight charges	229,620	250,672	211,680

Total expenses	6,576,246	6,634,996	4,295,137

Gain on equipment lost in hole	1,971,448	1,673,246	1,567,993

Income from operations	8,210,721	9,034,706	5,072,521

Other income (expense):
Interest expense	—	(50,604)	(25,828)
Other, net	112,391	213,677	76,178

Total other income (expense)	112,391	163,073	50,350
Income before income taxes	8,323,112	9,197,779	5,122,871
Provision for income taxes	(452,803)	(373,651)	(62,801)

Net income	$7,870,309	$8,824,128	$5,060,070

See notes to the financial statements.

TELEDRIFT, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Treasury Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Par Value	Shares	Par Value
Balance January 1, 2005	500	$500	—	$—	$—	$5,645,983	$5,646,483
Common stock issued (repurchased)			(25)	(1,000,000)	—	—	(1,000,000)
Distributions to stockholders	—	—	—	—	—	(2,400,000)	(2,400,000)
Net income	—	—	—	—	—	5,060,070	5,060,070

Balance December 31, 2005	500	500	(25)	(1,000,000)	—	8,306,053	7,306,553
Distributions to stockholders	—	—	—	—		(3,600,000)	(3,600,000)
Stock compensation expense	20	20	—	—	266,667	—	266,687
Net income	—	—	—	—	—	8,824,128	8,824,128

Balance December 31, 2006	520	520	(25)	(1,000,000)	266,667	13,530,181	12,797,368
Distributions to stockholders	—	—	—	—	—	(4,800,000)	(4,800,000)
Stock compensation expense	—	—	—	—	200,000	—	200,000
Net income	—	—	—	—	—	7,870,309	7,870,309

Balance September 30, 2007	520	$520	(25)	$(1,000,000)	$466,667	$16,600,490	$16,067,677

See notes to the financial statements.

TELEDRIFT, INC.

STATEMENTS OF CASH FLOW

	For the Nine Months Ended September 30, 2007	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
Cash flows from operating activities:
Net income	$7,870,309	$8,824,128	$5,060,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,241,630	1,236,748	740,683
(Gain) loss on sale of assets	(1,971,448)	(1,673,246)	(1,567,993)
Stock compensation expense	200,000	266,667	—
Change in assets and liabilities:
Accounts receivable	(562,665)	(1,235,294)	(645,188)
Inventories	(347,436)	(661,956)	(484,879)
Deposits and other	156,150	(104,157)	188,068
Accounts payable	(503,032)	305,692	766,441
Accrued liabilities and other	121,592	(15,007)	58,326

Net cash provided by operating activities	6,205,100	6,943,575	4,115,528

Cash flows from investing activities:
Proceeds from sale of equipment	2,346,693	1,871,328	1,786,895
Other assets	—	—	134,854
Capital expenditures	(3,608,399)	(3,179,798)	(3,391,344)

Net cash used in investing activities	(1,261,706)	(1,308,470)	(1,469,595)

Cash flows from financing activities:
Proceeds from issuance of restricted stock	—	20	—
Repurchase of stock	—	—	(1,000,000)
Proceeds from borrowings	—	—	1,000,000
Repayments of indebtedness	—	(1,000,000)	—
Distributions to shareholders	(4,800,000)	(3,600,000)	(2,400,000)

Net cash used in financing activities	(4,800,000)	(4,599,980)	(2,400,000)
Net increase in cash and cash equivalents	143,394	1,035,125	245,933
Cash and cash equivalents at beginning of period	1,753,417	718,292	472,359

Cash and cash equivalents at end of period	$1,896,811	$1,753,417	$718,292

Supplemental disclosure of cash flow information:
Interest paid	$—	$50,604	$25,828
Income taxes paid	$464,873	$359,116	$57,443

See notes to the financial statements.

TELEDRIFT, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1—Business and Basis of Presentation

Teledrift, Inc. (“Teledrift” or the “Company”) has provided survey instruments to oil and gas operators and drilling contractors since 1986. The Company, which was originally formed from the assets of the Teledrift division of Hughes Tool Company, is headquartered in Oklahoma City, Oklahoma. Teledrift tools have been utilized in the industry for over 30 years. Its business model incorporates agents supplying unmanned, rig-operated tools to end customer in both domestic and international locales.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation: The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalent: Cash equivalents consist of highly liquid investments with an original maturity of three months or less. The Company had cash deposits in financial institutions in excess of the federally insured limit of $100,000 at September 30, 2007 and December 31, 2006. The Company regularly monitors the financial condition of these institutions in which it has depository accounts and believes the risk of loss is minimal.

Revenue Recognition: Revenue for domestic and most international product rentals is recognized when all of the following criteria have been met: (i) evidence of an agreement exists, (ii) products are shipped or services rendered to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectability is reasonably assured. Accounts receivable are recorded at that time, net of any discounts. The Company operates through agents in both domestic and international markets and recognizes net revenues received from the agents. Earnings are charged with a provision for doubtful accounts based on a current review of collectability of the accounts receivable. Accounts receivable deemed ultimately uncollectible are applied against the allowance for doubtful accounts. Revenue from international activities accounted for 35%, 36% and 46% of total revenue for the nine months ended September 30, 2007 and years ended December 31, 2006 and 2005, respectively.

Lost In-Hole: During the course of normal drilling activity, motors and other oilfield equipment are lost in-hole by customers and agents. The Company bills the customers and agents for the lost equipment and recognizes the gain or loss on the sale of the equipment. For the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005, the Company billed their customers and agents $2,346,693, $1,871,328 and $1,786,895 for equipment lost in hole, respectively.

Inventories: Inventories consist of work-in-process, spare parts and finished goods. Inventories are carried at the lower of cost or market using the weighted average cost method.

TELEDRIFT, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Property, Plant and Equipment: Property, plant and equipment are stated at cost. The Company determines value of acquired property, plant and equipment on the lower of (a) replacement cost or (b) appraised value. The cost of ordinary maintenance and repairs is charged to operations, while replacements and major improvements are capitalized. Depreciation is provided at rates considered sufficient to depreciate the cost of the assets using the straight-line method over the following estimated useful lives:

Buildings and leasehold improvements	3-24 years
Machinery and equipment	3-7 years
Rental tools	3-7 years
Furniture and fixtures	3-7 years
Transportation equipment	3-5 years
Computer equipment	3-5 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds either the fair value or the estimated discounted cash flows of the assets, whichever is more readily measurable. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Financial Instruments: The Company considers the fair value of all financial instruments (primarily accounts receivable and notes payable) not to be materially different from their carrying values at the end of each fiscal year based on management’s estimate of the collectability of net accounts receivable and due to its ability to borrow funds under favorable terms and conditions.

The Company has no off-balance sheet debt or other off-balance sheet financing arrangements. The Company has not entered into derivatives or other financial instruments.

Research and Development Costs: Expenditures for research activities relating to product development and improvement are charged to expense as incurred.

Income Taxes: The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the Company’s financial statements. Certain specific deductions and credits flow through the Company to its stockholders. The provision for income taxes includes taxes withheld on payments received from agents in various countries where the Company transacts business.

Stock-Based Compensation: The Company recognizes compensation expense associated with stock-based awards under the recognition and measurement principles of SFAS No. 123R, “Accounting for Stock-Based Compensation”.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the

TELEDRIFT, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes current estimates are reasonable and appropriate, actual results could differ from these estimates.

Note 3—Inventories

The components of inventories as of September 30, 2007 and December 31, 2006 were as follows:

	September 30, 2007	December 31, 2006
Work-in-process	$209,301	$148,993
Spare parts and finished goods	1,845,857	1,558,729

	$2,055,158	$1,707,722

Note 4—Property, Plant and Equipment

As of September 30, 2007 and December 31, 2006, property, plant and equipment were comprised of the following:

	September 30, 2007	December 31, 2006
Land	$437,409	$50,590
Buildings and leasehold improvements	336,773	336,773
Machinery and equipment	88,696	88,696
Rental tools	13,327,264	10,803,352
Furniture and fixtures	264,292	262,934
Transportation equipment	465,167	401,819

Gross property, plant and equipment	14,919,601	11,944,164
Less: Accumulated depreciation	(5,864,249)	(4,880,336)

Net property, plant and equipment	$9,055,352	$7,063,828

Depreciation expense for the nine month period ended September 30, 2007 and the years ended December 31, 2006 and 2005 was $1,241,630, $1,236,748 and $740,683, respectively.

Note 5—Related Party Transactions

The Company periodically contracts with a stockholder of the Company for usage of his private airplane for the purpose of site visits to domestic agent locations. The Company is responsible for purchasing fuel and hiring pilots. These costs are expensed as incurred. During the nine months ended September 30, 2007 and the year ended December 31, 2006, the Company incurred expenses of $1,997 and $6,693 related to this service, respectively.

TELEDRIFT, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 6—Commitments and Contingencies

The Company is involved, on occasion, in routine litigation incidental to its business.

The Company has entered into operating leases for engineering/research and development facilities and field operation facilities. Future minimum lease payments under these leases as of September 30, 2007 are as follows:

2007	$10,106
2008	$41,425
2009	$17,581
2010	—

Total rent expense under these operating leases totaled $54,467, $65,987 and $26,656 during the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005, respectively.

401(k) Retirement Plan

The Company maintains a Simple IRA retirement plan for the benefit of eligible employees in the United States. All employees are eligible to elect to participate in the plan during April and October election periods, regardless of date of employment. As of September 30, 2007 and December 31, 2006, the Company matches up to 3% of employee contributions. All matching contributions vest immediately. Company matching contributions to the Plan totaled $13,528 for the nine months ended September 30, 2007 and $23,321 and $13,568 for the years ended December 31, 2006 and 2005, respectively.

Stock-Based Compensation

The Company recognizes stock-based payments to employees based on their grant-date fair values. In January 2006, the Company granted 20 shares of common stock as a restricted stock award to an employee which vests over a period of three years from the date of grant. The fair value of the stock granted was approximately $800,000. The Company has recognized stock compensation expense of $200,000 and $266,667 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

Note 7—Significant Concentrations

Customer concentrations: During the nine months ended September 30, 2007, one customer accounted for approximately 15% of revenue. Accounts receivable of approximately $656,000 was due from this customer as of September 30, 2007. During the year ended December 31, 2006, two customers accounted for approximately 22% of revenue. Accounts receivable of approximately $822,000 was due from these customers as of December 31, 2006.